Analyst Contacts:    Thad Vayda                News Release
+1 713-232-7551

Diane Vento
+1 713-232-8015

Media Contact:    Pam Easton                FOR RELEASE: February 25, 2015
+1 713-232-7647

TRANSOCEAN PARTNERS LLC REPORTS FOURTH QUARTER AND
FULL YEAR 2014 RESULTS

•	Revenues were $138 million, compared with $136 million in the third quarter of 2014;

•	Operating and maintenance expenses were $62 million, up from $56 million in the prior quarter;

•	Net income was $45 million, compared with $57 million in the third quarter of 2014;

•	Net income attributable to controlling interest was $19 million, or $0.28 per unit. This compares with $17 million, or $0.24 per unit in the third quarter of 2014;

•	The Annual Effective Tax Rate(1) was 8.2 percent, up from 7.8 percent sequentially;

•
Distributable cash flow attributable to controlling interest unitholders was $29 million, compared with $22 million, pro rata for the period from August 5, 2014, the company’s initial public offering, through September 30, 2014;

•	A minimum quarterly distribution of $0.3625 per unit has been declared;

•	Fleet revenue efficiency(2) was 96 percent, compared with 89 percent in the previous quarter; and

•	Fleet utilization(3) was 93 percent, compared to 100 percent in the third quarter.

ABERDEEN, SCOTLAND—February 25, 2015—Transocean Partners LLC (NYSE: RIGP) today reported net income of $45 million for the three months ended December 31, 2014; net income attributable to controlling interest was $19 million, or $0.28 per unit.
For the three months ended December 31, 2013, Transocean Partners LLC Predecessor’s (“Predecessor”)(4) net income was $46 million.
Revenues for the three months ended December 31, 2014 increased $2 million sequentially to $138 million. The increase was due primarily to higher revenue efficiency on the Discoverer Clear Leader and Discoverer Inspiration partially offset by lower utilization associated with the special periodic survey on the Discoverer Clear Leader.

Operating and maintenance expenses increased $6 million, sequentially to $62 million. The increase was due primarily to planned maintenance performed on the Discoverer Clear Leader during the time the rig was undergoing its special periodic survey.
General and administrative expenses increased $6 million, sequentially to $10 million. The increase was due to several items including legal and professional fees, personnel expenses, and additional costs associated with establishing a public company.
The company’s fourth quarter Effective Tax Rate (5) increased to 8.2 percent from 7.8 percent in the third quarter of 2014. The increase was associated with lower pre-tax income. The fourth quarter Annual Effective Tax Rate was also 8.2 percent, compared with 7.8 percent in the previous quarter.
Distributable cash flow attributable to controlling interest unitholders was $29 million for the fourth quarter of 2014. A minimum quarterly distribution of $0.3625 per unit, or approximately $25 million based upon the number of currently outstanding units, has been declared for the three months ended December 31, 2014.
Full Year 2014
For the year ended December 31, 2014, the company’s net income was $215 million. For the same period, net income attributable to controlling interest was $36 million, or $0.52 per unit.
For the year ended December 31, 2013, the Predecessor’s net income was $189 million.
Distributable cash flow attributable to controlling interest unitholders was $51 million for the period from August 5, 2014 through December 31, 2014.
The company’s full year 2014 Annual Effective Tax Rate was 8.5 percent.
Full Year 2015 Guidance Summary
The following table is a summary of the company’s full year 2015 guidance for key income statement and balance sheet items. In the context of Transocean Partners’ existing fleet, these estimates are based upon management’s current expectations and assumptions and are subject to change.

Item	Range
Fleet Average Revenue Efficiency	95 percent
Operating and Maintenance Expenses	$250 million to $260 million
Depreciation	Approximately $65 million
General and Administrative Expenses	$25 million to $30 million
Annual Effective Tax Rate	7 percent to 9 percent
Capital Expenditures	$3 million to $4 million

Non-GAAP Financial Measures

Distributable cash flow is a non-GAAP financial measure; a reconciliation of the non-GAAP measure to the most directly comparable GAAP measure is provided in the accompanying schedules and is displayed in quantitative schedules on the company’s website at www.transoceanpartners.com.
Forward-Looking Statements
The statements described in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "possible," "intend," "will," "if," "expect" or other similar expressions. Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, the securities markets generally, the impact of adverse market conditions affecting the business of Transocean Partners, adverse changes in laws including with respect to tax and regulatory matters, changes in tax estimates, operating hazards and delays, risks associated with international operations, actions by customers and other third parties, the future prices of oil and gas and other factors, including those and other factors discussed in the Registration Statement, and in Transocean Partners’ other filings with the SEC, which are available free of charge on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize (or the other consequences of such a development worsen), or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or expressed or implied by such forward-looking statements. All subsequent written and oral forward-looking statements attributable to the company or to persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, Transocean Partners undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that occur, or which Transocean Partners becomes aware of, after the date hereof, except as otherwise may be required by law.
Conference Call Information

Transocean Partners will conduct a teleconference starting at 11:00 a.m. EST, 4:00 p.m. GMT, on Thursday, February 26, 2015, to discuss the period’s results. To participate, dial +1 913-312-0645 and refer to confirmation code 6966751 approximately 10 minutes prior to the scheduled start time.
The teleconference will be simulcast in a listen-only mode over the Internet and can be accessed at Transocean Partners’ website, www.transoceanpartners.com, by selecting "Investor Relations." Supplemental materials that may be referenced during the teleconference will be posted to the website and can be found by selecting "Investor Relations/Financial Reports."
A replay of the conference call will be available after 2:00 p.m. EST, 7:00 p.m. GMT, on February 26, 2015. The replay, which will be archived for approximately 30 days, can be accessed by dialing +1 719-457-0820 and referring to the confirmation code 6966751. The replay will also be available on the company’s website.

About Transocean Partners
Transocean Partners is a growth-oriented limited liability company formed by Transocean Ltd. to own, operate and acquire modern, technologically advanced offshore drilling rigs. Headquartered in Aberdeen, Scotland, Transocean Partners’ assets consist of 51 percent interests in subsidiary companies that own and operate three ultra-deepwater drilling rigs.
For more information about Transocean Partners, please visit: www.transoceanpartners.com.
Notes
(1) Annual Effective Tax Rate is defined as income tax expense from continuing operations excluding various discrete items (such as changes in estimates and tax on items excluded from income before income tax expense), divided by income from continuing operations before income tax expense excluding gains on sales and similar items pursuant to the accounting standards for income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."
(2) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculated for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions. See the accompanying schedule entitled "Revenue Efficiency."
(3) Rig utilization is defined as the total number of operating days divided by the total number of rig calendar days in the measurement period, expressed as a percentage.
(4) The Predecessor represents 100 percent of the combined results of operations, assets and liabilities of the drilling units in the fleet prior to completion of the Transocean Partners LLC IPO on August 5, 2014.
In accordance with U.S. GAAP, the presentation of the consolidated statements of operations for the year ended December 31, 2014 consists of the consolidated results of operations of Transocean Partners from August 5, 2014 through December 31, 2014 and the combined results of operations of the Predecessor for the beginning of the respective period through August 4, 2014. Transocean Partners consolidated statements of operations for the year ended December 31, 2013 consists entirely of the combined results of operations of the Predecessor. For more information associated with the financial statement presentation, please refer to the Transocean Partners’ Form 10-K for the period ended December 31, 2014.
(5) Effective Tax Rate is defined as income tax expense for continuing operations divided by income from continuing operations before income taxes. See the accompanying schedule entitled "Supplemental Effective Tax Rate Analysis."

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per unit data)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013

Operating revenues
Contract drilling revenues	$135	$128	$557	$517
Other revenues	3	2	10	9
	138	130	567	526
Costs and expenses
Operating and maintenance	62	61	248	242
Depreciation	17	17	66	66
General and administrative	10	3	20	10
	89	81	334	318

Operating income	49	49	233	208

Other income (expense), net
Interest income	1	3	3	4
Interest expense	(1)	–	(1)	–
	–	3	2	4
Income before income tax expense	49	52	235	212
Income tax expense	4	6	20	23

Net income	45	$46	215	$189
Net income attributable to Predecessor	–		135
Net income subsequent to initial public offering	45		80
Net income attributable to noncontrolling interest	26		44
Net income attributable to controlling interest	$19		$36

Earnings per unit - basic and diluted
Earnings per common unit	$0.28		$0.52
Earnings per subordinated unit	$0.28		$0.52

Weighted-average units outstanding
Common units	41		41
Subordinated units	28		28

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except unit data)

	December 31,
	2014	2013

Assets
Cash and cash equivalents	$86	$–
Accounts receivable	112	103
Accounts receivable from affiliates	28	–
Materials and supplies, net	41	34
Deferred income taxes, net	8	15
Prepaid assets	6	7
Total current assets	281	159

Property and equipment	2,302	2,309
Less accumulated depreciation	(336)	(271)
Property and equipment, net	1,966	2,038
Goodwill	356	213
Deferred income taxes, net	7	29
Other assets	22	29
Total assets	$2,632	$2,468

Liabilities and equity
Accounts payable to affiliates	$76	$–
Debt due to affiliates within one year	43	–
Deferred revenues	18	37
Other current liabilities	1	–
Total current liabilities	138	37

Long-term tax liability	1	13
Deferred revenues	13	30
Drilling contract intangible liability	29	44
Total long-term liabilities	43	87

Commitments and contingencies

Common units, 41,379,310 authorized, issued and outstanding at December 31, 2014	847	–
Subordinated units, 27,586,207 authorized, issued and outstanding at December 31, 2014	564	–
Total members’ equity	1,411	–
Net investment	–	2,344
Noncontrolling interest	1,040	–
Total equity	2,451	2,344
Total liabilities and equity	$2,632	$2,468

TRANSOCEAN PARTNERS LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Three months ended December 31,		Years ended December 31,
	2014	2013	2014	2013

Cash flows from operating activities
Net income	$45	$46	$215	$189
Adjustments to reconcile to net cash provided by operating activities
Amortization of drilling contract intangibles	(3)	(5)	(15)	(18)
Depreciation	17	17	66	66
Patent royalties expense	4	–	7	–
Deferred income taxes	2	4	18	15
Other, net	1	1	–	1
Changes in deferred revenues, net	(7)	(1)	(36)	(29)
Changes in deferred costs, net	–	1	(4)	4
Changes in operating assets and liabilities
(Increase) decrease in accounts receivable, net	(17)	9	4	22
Increase in materials and supplies, net	–	(4)	(8)	(13)
Decrease in prepaid assets, net	3	3	–	–
Increase (decrease) in balances due to affiliates, net	2	–	(60)	–
Increase in income tax liability, net	2	1	3	2
Net cash provided by operating activities	49	72	190	239

Cash flows from investing activities
Capital expenditures	(1)	(2)	(3)	(4)
Net cash used in investing activities	(1)	(2)	(3)	(4)

Cash flows from financing activities
Proceeds from working capital note payable to affiliate	–	–	43	–
Proceeds from affiliates for indemnification	9	–	9	–
Contributions resulting from formation transactions	–	–	8	–
Disbursement to affiliates for working capital adjustment	(5)	–	(5)	–
Distribution of available cash to unitholders	(15)	–	(15)	–
Distributions to the Predecessor parent, net	–	(70)	(141)	(235)
Net cash used in financing activities	(11)	(70)	(101)	(235)

Net increase in cash and cash equivalents	37	–	86	–
Cash and cash equivalents at beginning of period	49	–	–	–
Cash and cash equivalents at end of period	$86	$–	$86	$–

Transocean Partners LLC and Subsidiaries
Revenue Efficiency(1)
Trailing Five Quarters and Historical Data

	4Q 2014	3Q 2014	2Q 2014	1Q 2014	4Q 2013	FY 2014	FY 2013	FY 2012
Discoverer Clear Leader	93.9%	77.0%	86.9%	98.5%	69.1%	88.8%	77.1%	96.8%
Discoverer Inspiration	98.7%	93.2%	99.3%	98.5%	87.2%	97.4%	93.2%	97.6%
Development Driller III	95.3%	98.4%	99.5%	98.5%	99.8%	98.3%	89.9%	96.7%
Total fleet	96.1%	88.8%	94.8%	98.5%	84.2%	94.6%	86.3%	97.0%

(1) Revenue efficiency is defined as actual contract drilling revenues for the measurement period divided by the maximum revenue calculation for the measurement period, expressed as a percentage. Maximum revenue is defined as the greatest amount of contract drilling revenues the drilling unit could earn for the measurement period, excluding amounts related to incentive provisions.

Transocean Partners LLC and Subsidiaries
Supplemental Effective Tax Rate Analysis
(In US$ millions)

	Three months ended				Years ended
	Dec 31,	Sept 30,	Dec 31,	Dec 31,	Dec 31,
	2014	2014	2013	2014	2013
Income from before income taxes	$49	$61	$52	$235	$212

Income tax (benefit) expense	4	4	6	20	23
Add back (subtract):
Changes in estimates (1)	–	–	–	–	–
Adjusted income tax expense	$4	$4	$6	$20	$23

Effective Tax Rate (2)	8.2%	7.8%	10.9%	8.5%	10.9%

Annual Effective Tax Rate (3)	8.2%	7.8%	10.7%	8.5%	10.7%

(1) Our estimates change as we file tax returns, settle disputes with tax authorities or become aware of other events and include changes in (a) deferred taxes, (b) valuation of allowances on deferred taxes and (c) other tax liabilities.

(2) Effective Tax Rate is income tax expense for continuing operations, divided by income from continuing operations before income taxes.
(3) Annual Effective Tax Rate is income tax expense for continuing operations, excluding various discrete items (such as changes in estimates and tax on items excluded from income before income taxes) divided by income from continuing operations before income tax expense, excluding gains and losses on sales and similar items pursuant to the accounting standards for income taxes and estimating the annual effective tax rate.

Transocean Partners LLC and Subsidiaries
Non-GAAP Financial Measures and Reconciliations
Distributable Cash Flow
(in US$ millions)

	Three months ended				Year ended	Year ended
	12/31/14	09/30/14	06/30/14	03/31/14	12/31/14	12/31/13
Operating revenues
Contract drilling revenues	$135	$134	$142	$146	$557	$517
Other revenues	3	2	3	2	10	9
Total operating revenues	138	136	145	148	567	526
Costs and expenses
Operating and maintenance	62	56	69	61	248	242
Depreciation	17	16	17	16	66	66
General and administrative	10	4	4	2	20	10
Total costs and expenses	89	76	90	79	334	318

Operating Income	49	60	55	69	233	208
Interest income, net	–	1	1	–	2	4
Income before income tax expense	49	61	56	69	235	212
Income tax expense	4	4	6	6	20	23

Net income	45	57	50	63	215	189
Plus:
Income tax expense	4	4	6	6	20	23
Interest income, net	–	(1)	(1)	–	(2)	(4)
Depreciation expense	17	16	17	16	66	66

EBITDA	66	76	72	85	299	274
Plus:
Amortization of prior certification costs and license fees	–	1	–	1	2	3
Non-cash recognition of royalty fees	4	3	–	–	7	–
Less:
Amortization of drilling contract intangible	3	4	4	4	15	18
Amortization of pre-operating revenues	7	9	10	10	36	38

Adjusted EBITDA	60	67	58	72	257	221
Plus:
Planned out-of-service operating and maintenance expense	6	–	–	–	6	–
Claims for indemnification of lost revenues on
Discoverer Clear Leader	10	9	–	–	19	–
Cash proceeds from pre-operating revenues associated with long-term receivables	5	7	7	7	26	25
Less:
Estimated maintenance and replacement capital expenditures	17	18	17	17	69	69
Cash interest income, net	–	(1)	(1)	–	(2)	(4)
Cash income taxes	–	1	1	–	2	7

Distributable Cash Flow	64	65	48	62	239	174
Distributable cash flow attributable to the Predecessor	–	21	48	62	131	174
Distributable cash flow attributable to noncontrolling interest	35	22	–	–	57	–
Distributable cash flow attributable to controlling interest	$29	$22	$ –	$ –	$51	$ –

Aggregate declared distribution to unitholders	$25	$15	$ –	$ –	$40	$ –

Distribution coverage ratio	1.16x	1.47x	–	–	1.28x	–